Exhibit 32
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Emerson Radio Corp., (the "Company") on Form 10-K for the period ended March 31, 2005, filed with the Securities and Exchange Commission (the "Report"), Geoffrey P. Jurick, Chief Executive Officer, and Guy A. Paglinco, Chief Financial Officer, of the Company each hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.


Dated: June 29, 2005
                                                   By: /s/ Geoffrey P. Jurick
                                                       ----------------------
                                                   Geoffrey P. Jurick
                                                   Chief Executive Officer


                                                   By: /s/ Guy A. Paglinco
                                                       -------------------
                                                   Vice President and
                                                   Chief Financial Officer


The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-K or as a separate disclosure document.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Emerson Radio Corp. and will be retained by Emerson Radio Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

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                      EMERSON RADIO CORP. AND SUBSIDIARIES
                                   SCHEDULE II
                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
                                 (IN THOUSANDS)



                        COLUMN A                               COLUMN B         COLUMN C         COLUMN D        COLUMN E
----------------------------------------------------------   ------------    --------------   --------------   ------------
                                                              BALANCE AT     CHARGED TO                           BALANCE
                                                              BEGINNING         COSTS AND     DEDUCTIONS         AT END OF
                       DESCRIPTION                             OF YEAR          EXPENSES                         YEAR (B)
----------------------------------------------------------   ------------    --------------   --------------   ------------
ALLOWANCE FOR DOUBTFUL ACCOUNTS/CHARGEBACKS:
     Year ended:
           March 31, 2005                                      $  1,284        $    257        $    666         $   875
           March 31, 2004                                         1,645             849           1,210(A)        1,284(C)
           March 31, 2003                                         2,960           2,546           3,861(A)        1,645

---------------------------------------------------------
SALES RETURN RESERVES:
     Year ended:
           March 31, 2005                                      $  5,030        $ 16,672        $ 16,294         $ 5,408
           March 31, 2004                                         6,061          14,619          15,650           5,030
           March 31, 2003                                         6,072          16,470          16,481           6,061


(A)   Accounts written off, net of recoveries.

(B) Sales return reserves amounts include related accrued sales returns of $2,136,000, $2,521,000 and $3,768,000, for fiscal 2005, 2004 and 2003, respectively, which are not presented as part of the accounts receivable disclosed as "allowances" on the Consolidated Balance Sheets.

(C) At March 31, 2004, $140,000 relates to SSG discontinued operations which is not included in the allowance for doubtful accounts / chargebacks.